Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase "[*confidential treatment requested/material filed separately*]", and the omitted text has been filed separately with the Securities and Exchange Commission.

Exhibit 10.1

Amendment No. 13
to
License Agreement dated as of November 1, 1994
by and between S&P Dow Jones Indices, LLC ("S&P")
and
Cboe Exchange, Inc. ("CBOE")
(formerly Chicago Board Options Exchange, Incorporated)
as previously amended (the “1994 Agreement”)

And
Amendment No. 2
to
Amended and Restated License Agreement dated as of September 29, 2006 by and between DJI Opco, LLC ("DJI Opco")
and
CBOE
as previously amended (the “2006 Agreement”)

This Amendment (this “Amendment”) is made as of December 21, 2017 (the “Amendment Effective Date”) and, with respect to the 1994 Agreement, is by and between S&P and CBOE, and, with respect to the 2006 Agreement, is by and between DJI Opco and CBOE (DJI Opco being a wholly owned subsidiary of S&P, and the successor by assignment to Dow Jones & Company, Inc., the original party with CBOE to the 2006 Agreement).
WHEREAS, the 1994 Agreement as in effect prior to the date of this Amendment consists of: the License Agreement effective as of November 1, 1994 as subsequently amended by Amendment No. 1 effective January 15, 1995, Amendment No. 2 effective April 1, 1998, Amendment No. 3 effective July 28, 2000, Amendment No. 4 effective October 27, 2000, Amendment No. 5 effective March 1, 2003, Amended and Restated Amendment No. 6 effective February 24, 2009 (which implemented "Addendum No. 1"), Amended and Restated Amendment No. 7 effective February 24, 2009, Amendment No. 8 effective January 9, 2005, Amendment No. 10 effective June 19, 2009, Amendment No. 11 effective April 29, 2010, and Amendment No. 12 effective March 8, 2013 (Amendment No. 9 effective April 23, 2007 having been terminated as of February 24, 2009);
WHEREAS, the 2006 Agreement as in effect prior to the date of this Amendment consists of: the License Agreement dated as of September 29, 2006 as subsequently amended by Amendment No. 1 made as of August 22, 2011 (“DJ Amendment No. 1”); and
WHEREAS, the parties now desire to amend the 1994 Agreement and the 2006 Agreement as set forth in this Amendment.
NOW THEREFORE, the parties agree as follows:

1.
DJI Opco and CBOE agree that the Term of the 2006 Agreement is extended to December 31, 2033, and that the license fees specified in Exhibit B to the 2006 Agreement (including the Per Contract Fee and Annual Minimum Payment amounts) and the other provisions of the 2006 Agreement not expressly modified by this Amendment will continue in effect.

2.	S&P and CBOE agree that paragraph 1(h) in the 1994 Agreement is hereby amended to read in its entirety as follows:

(h)    “Mini-SPX Contract” shall mean, with respect to the S&P 500 Index or any of the Select Sector Indices, a Standardized Option Contract that is based on reduced values of such index that are calculated by multiplying the values of such index as published by S&P by a decimal value equal to [*confidential treatment requested/material filed separately*] or smaller.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase "[*confidential treatment requested/material filed separately*]", and the omitted text has been filed separately with the Securities and Exchange Commission.

3.	S&P and CBOE agree that paragraph 3(h) in the 1994 Agreement is hereby amended to read in its entirety as follows:

(h)    Subject to the terms and conditions of this Agreement and S&P’s obtaining consent from Merrill Lynch, Fenner & Smith or its applicable affiliate, S&P hereby agrees to grant to CBOE a non-transferable license, with respect to each of the indexes listed in Exhibit C hereto and such modified or successor indexes as they exist from time to time (such indices, collectively, “Select Sector Indices”), to use each of the Select Sector Indices as the basis for Standardized Option Contracts to be listed for trading on an Organized Securities Market in the United States on the terms and conditions set forth herein. Cleared Contracts based on the Select Sector Indices will be subject to the fees applicable to cleared S&P 500 Contracts traded on the markets of CBOE and Affiliates of CBOE (stated in paragraph 5(a)(i) of this Agreement). The foregoing license for Select Sector Indices shall be exclusive for Standardized Option Contracts in the United States for so long as the license granted to CBOE with respect to the S&P 500 in paragraph 3(c) of this Agreement is exclusive, and, except as otherwise expressly provided herein, shall be subject to all of the terms and conditions that apply to the license granted herein to use the S&P 500 for Standardized Option Contracts. CBOE acknowledges that S&P’s rights to publish and license the Select Sector Indices are subject to certain third party rights, and that S&P may provide to any such third party a joint S&P-Cboe certification as at the end of each calendar year of the fees paid by CBOE to S&P allocable to the Select Sector Indices in excess of the Annual Minimum Payment described in Exhibit B to the 2006 Agreement, with the fees allocable to the Select Sector Indices counted towards the Annual Minimum Payment after all other fees payable to DJI Opco and S&P that may be applied toward the Annual Minimum Payment are taken into account . If for any reason during the term such third party arrangement is terminated by the third party, then S&P has the right to terminate the rights granted under this Subsection (h); provided, however, S&P shall provide CBOE as much prior written notice as reasonably practicable, which in any event shall be within seven (7) days of S&P's receipt of notice of termination from the third party, and S&P shall make all reasonable efforts to provide CBOE with post-termination wind-down rights equivalent to those described in paragraph 6(c) with respect to the S&P Indexes.

4.	S&P and CBOE agree that Exhibit C to the 1994 Agreement is deleted from the 1994 Agreement in its entirety and replaced with the Exhibit C attached hereto.

5.	S&P and CBOE agree that paragraphs (m) and (n) immediately below are hereby added as new Paragraph 3(m) and 3(n) to the 1994 Agreement, to read in their entirety as follows:

(m)    At the request of CBOE, S&P will grant a non-exclusive license for CBOE and/or Affiliates of CBOE to use S&P Indexes for Standardized Options Contracts traded on an Organized Securities Market in a territory outside the United States if there is no applicable local proposed, pending or existing legislation on the date of grant or known date in the future that, either (i) would prohibit or treat as unlawful the grant of such a license to CBOE, or (ii) as a result of the license to CBOE, would require that S&P grant a similar license to third parties.
(n)    At the request of CBOE, S&P will grant an exclusive license for CBOE and/or Affiliates of CBOE to use those S&P Indexes for which an exclusive worldwide license was in effect immediately preceding the Amendment Effective Date for Standardized Options Contracts traded on an Organized Securities Market in a territory outside the United States if there is no applicable local proposed, pending or existing legislation on the date of grant or known date in the future that, either (i) would prohibit or treat as unlawful the grant of such a license to CBOE, or (ii) as a result of the license to CBOE, would require that S&P grant a similar non-exclusive license to third parties .

6.	DJI Opco and CBOE agree that paragraph (f) immediately below is hereby added as new Paragraph 1(f) to the 2006 Agreement, to read in its entirety as follows:

(f)    At the request of CBOE, DJI Opco will grant a license (which shall be exclusive during the Exclusive Hours and, if applicable, Extended Exclusive Hours, as defined in the 2006 Agreement) for CBOE and/or its Affiliates to use the Indexes and corresponding Dow Jones Marks in connection with trading and issuance of Products in a territory outside the United States if there is no local proposed, pending or existing legislation on the date of grant or known date in the future that (i) would prohibit or treat as unlawful the grant of such a license to CBOE or (ii) as a result of the license to CBOE would require that S&P grant a similar license to third parties.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase "[*confidential treatment requested/material filed separately*]", and the omitted text has been filed separately with the Securities and Exchange Commission.

7.
S&P and CBOE agree that all Affiliates (as defined below) of CBOE may exercise the rights granted to CBOE in the 1994 Agreement, and accordingly S&P and CBOE agree that the definition of "Affiliate" in Paragraph 1(j) of the 1994 Agreement is hereby deleted and replaced in its entirety with the following:

“Affiliate" means any entity (i) controlled by, controlling or under common control with CBOE. For purposes of this definition, the term “control” and the related terms “controlled by” and “under common control with” mean the possession by one entity, directly or indirectly, of fifty percent (50%) or more of the voting securities of another entity; (ii) has its principal place of business in the United States or in a foreign territory covered by a future license that may be granted by S&P pursuant to this Agreement; and (iii) does not operate any "trading venue" (as defined in the European Union Markets in Financial Instruments Regulation) in the European Union.

8.
DJI Opco and CBOE agree that all Affiliates (as defined below) of CBOE may exercise the rights granted to CBOE in the 2006 Agreement, and accordingly DJI Opco and CBOE agree that the final two sentences of Section 1(a) of the 2006 Agreement are hereby deleted and replaced in their entirety with the following:

As used in this Agreement with an initial capital letter, the term “Affiliate” means any entity (i) controlled by, controlling or under common control with CBOE. For purposes of this definition, the term “control” and the related terms “controlled by” and “under common control with” mean the possession by one entity, directly or indirectly, of fifty percent (50%) or more of the voting securities of another entity; (ii) has its principal place of business in the United States or in a foreign territory covered by a future license that may be granted by DJI Opco pursuant to this Agreement; and (iii) does not operate any "trading venue" (as defined in the European Union Markets in Financial Instruments Regulation) in the European Union. As used in this Agreement with reference to CBOE, the words “its Affiliate” shall be understood to refer to any Affiliate of CBOE.

9.
DJI Opco acknowledges that the license granted to CBOE in the 2006 Agreement to use the Indexes in connection with the trading and issuance of Products includes the use of reduced values of the Indexes for such purpose, and DJI Opco and CBOE agree that new Paragraph (iv) is hereby added to Section II of Exhibit B to the 2006 Agreement as follows:

(iv)    with respect to any Products based on reduced values of any Index licensed under this License Agreement that are calculated by multiplying the values of such Index as published by DJI Opco by a decimal value equal to [*confidential treatment requested/material filed separately*] or smaller, US$[*confidential treatment requested/material filed separately*] per contract traded on the Licensee during such Year.

10.	DJI Opco and CBOE agree that Proviso (1) in Section II to Exhibit B to the 2006 Agreement is hereby deleted, and that Provisos (2) and (3) are hereby renumbered, respectively, as Provisos (1) and (2).

11.
DJI Opco acknowledges and agrees that any amounts hereafter payable by CBOE to S&P for 2018 forward under the 1994 Agreement with respect to the trading of Standardized Options Contracts on the markets of CBOE and Affiliates of CBOE based on Select Sector Indices (including without limitation corresponding Mini-SPX Contracts), and the Mini-SPX Contracts with respect to the S&P 500 Index, for which fees are payable to S&P, shall be applied toward the Annual Minimum Payment described in Exhibit B to the 2006 Agreement paid to DJI Opco for such year.

12.	DJI Opco and CBOE agree that Section 12(k) of the 2006 Agreement and Schedules II and III to the 2006 Agreement are hereby deleted in their entirety.

13.
Notwithstanding anything to the contrary in the 1994 Agreement or the 2006 Agreement or this Amendment (including, without limitation, the Addenda, Schedules and Exhibits thereto), CBOE acknowledges and agrees that as of the date of this Amendment: (a) the licenses to use S&P Indexes and Select Sector Indexes for Standardized Options Contracts granted under the 1994 Agreement shall be limited to the United States; and (b) the licenses to use Indexes in connection with the trading and issuance of Products granted under the 2006 Agreement shall be limited to the United States.

14.
Notwithstanding anything to the contrary in the 1994 Agreement or this Amendment (including, without limitation, the Addenda, Schedules and Exhibits thereto), unless it has obtained CBOE's prior written consent, S&P agrees that it shall: (a) not grant any third party a license to use the S&P 500 Index in connection with trading Standardized Options

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase "[*confidential treatment requested/material filed separately*]", and the omitted text has been filed separately with the Securities and Exchange Commission.

Contracts outside the United States prior to December 31, 2032. S&P agrees that it will provide to CBOE: (i) within sixty (60) days after the execution of this Amendment and thereafter within thirty (30) days after CBOE's reasonable request no more than on a quarterly basis, a report listing all then existing licenses it has granted to use CBOE-owned indexes, including the licensee name, licensed index, licensed purpose, license territory and license period; and (ii) within sixty (60) days after the end of each calendar quarter, a report showing for each CBOE index licensed by S&P, the nominal amount of financial instruments other than derivatives, notional amount of derivatives, and the net asset value of investment funds based on such CBOE indexes as reported to S&P, subtotaled by type of financial product.

15.
Notwithstanding anything to the contrary in the 2006 Agreement or this Amendment (including, without limitation, the Addenda, Schedules and Exhibits thereto), unless it has obtained CBOE's prior written consent, DJI Opco agrees that it shall not grant any third party a license to use the DJI Opco Indexes in connection with Products traded during the Exclusive Hours or, if applicable, Extended Exclusive Hours outside the United States during the Term of the 2006 Agreement.

16.
Each party acknowledges and agrees that damages would not be an adequate remedy for any breach of Sections 13, 14 and 15 of this Amendment and that CBOE, S&P and/or DJI Opco, as the case may be, shall be entitled to the remedies of injunction, specific performance and other equitable relief for any threatened or actual breach of those sections.

17.
Terms that are used in this Amendment with reference to the 1994 Agreement but not modified or otherwise redefined herein shall have the respective meanings set forth in the 1994 Agreement, and terms that are used in this Amendment with reference to the 2006 Agreement but not modified or otherwise redefined herein shall have the respective meanings set forth in the 2006 Agreement.

18.
The parties agree that as soon as reasonably possible after January 1, 2018, the parties will in good faith negotiate and enter into further agreements and take such actions as are appropriate to (i) identify such additional exchange-traded options, options on futures and other derivative products for which the annual per-contract license fees shall be payable against the Annual Minimum Payment described in Exhibit B to the 2006 Agreement for such year; (ii) address issues arising out of existing and future licenses granted with respect to CBOE-owned indices, as a result of which, S&P might be required to grant similar licenses to third parties anywhere in the world.

The terms and conditions of this Amendment are hereby acknowledged and agreed to:

S&P DOW JONES INDICES, LLC		CBOE EXCHANGE, INC.

Signature:	/s/ Alexander J. Matturri Jr.	Signature:	/s/ John F. Deters
Name:	Alexander J. Matturri Jr.	Name:	John F. Deters
Title:	CEO	Title:	CSO & Head of Multi-Asset Solutions
Date:	12/21/17	Date:	12/21/17

DJI OPCO, LLC

Signature:	/s/ Alexander J. Matturri Jr.
Name:	Alexander J. Matturri Jr.
Title:	CEO
Date:	12/21/17

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase "[*confidential treatment requested/material filed separately*]", and the omitted text has been filed separately with the Securities and Exchange Commission.

Exhibit C
Select Sector Indices

Index Name	Ticker

Financial Select Sector Index	IXM
Energy Select Sector Index	IXE
Technology Select Sector Index	IXT
Health Care Select Sector Index	IXV
Utilities Select Sector Index	IXU
Consumer Staples Select Sector Index	IXR
Industrials Select Sector Index	IXI
Consumer Discretionary Select Sector Index	IXY
Materials Select Sector Index	IXB
Real Estate Select Sector Index	IXRE